    EIGHTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT AND WAIVER OF DEFAULTS

        This Amendment, dated as of December 26, 2000, is made by and among SHELDAHL, INC., a Minnesota corporation (the "Borrower"), WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION f/k/a Norwest Bank Minnesota, National Association, a national banking association ("Wells Fargo"; in its separate capacity as administrative agent for the Lenders, the "Agent"), and each of the financial institutions appearing on the signature pages hereof.

                                    Recitals

        The Borrower, the Agent and the Lenders are parties to a Credit and Security Agreement dated as of June 19, 1998, as amended by a First Amendment to Credit and Security Agreement dated as of November 25, 1998, a Second Amendment to Credit and Security Agreement dated as of March 31, 1999, a Third Amendment to Credit and Security Agreement dated as of April 5, 1999, a Fourth Amendment to Credit and Security Agreement dated as of November 9, 1999, a Fifth Amendment to Credit and Security Agreement dated as of June 16, 2000, a Sixth Amendment to Credit and Security Agreement dated as of June 27, 2000, and a Seventh Amendment to Credit and Security Agreement dated as of November 7, 2000 (as so amended, the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

        The Borrower has requested that the Lenders and the Agent consent to certain transactions, waive certain Events of Default and that certain amendments be made to the Credit Agreement. The Agent and the Lenders are willing to grant the Borrower's requests pursuant to the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

        1. Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:

                "`Accounts', of any Person, means all accounts owned by that Person, as such term is defined in the UCC, including without limitation the aggregate unpaid obligations of customers and other account debtors to that Person arising out of the sale or lease of goods or rendition of services by that Person on an open account or deferred payment basis."

                "`Cash Flow Available for Debt Service' as of a given date means the sum of (i) Pre-tax Net Income, (ii) Interest Expense, (iii) depreciation and amortization, (iv) operating lease payments, and (v) Net Equity Proceeds, less (v) Capital Expenditures not financed with long-term debt, determined on a consolidated basis, for the fiscal year-to-date period ending on such date."

                "`Debt Service' as of a given date means the sum of (i) all payments of principal on Debt of the Borrower, whether scheduled or unscheduled, (ii) Interest Expense, (iii) operating lease payments, (iv) cash paid for restructuring charges or against restructuring reserves, and (v) all installments of rent under capitalized lease obligations of the Borrower (determined in accordance with GAAP on consolidated basis) incurred during the fiscal year-to-date period ending on such date."

                "`Debt Service Coverage Ratio' means the ratio of (i) Cash Flow Available for Debt Service to (ii) Debt Service determined on a consolidated basis."

                "`Eligible Accounts' means all unpaid Accounts owed to the Borrower or IFT, net of any credits, except the following shall not in any event be deemed Eligible Accounts:

                        (i) that portion of Accounts (other than dated Accounts)
                unpaid 60 days or more after the due date, and that portion of dated Accounts unpaid 30 days or more after the stated due date or 120 days or more after the shipping date;

                        (ii) that portion of Accounts that is disputed or
                subject to a claim of offset or a contra account;

                        (iii) that portion of Accounts not yet earned by the
                final delivery of goods or rendition of services, as applicable, by the Borrower or IFT to the customer;

                        (iv) Accounts owed by any unit of government, whether
                foreign or domestic (provided, however, that there shall be included in Eligible Accounts that portion of Accounts owed by such units of government for which the Borrower or IFT (as applicable) has provided evidence satisfactory to the Agent that
                (A) the Agent has a first priority perfected security interest and (B) such Accounts may be enforced by the Agent directly against such unit of government under all applicable laws);

                        (v) Accounts owed by an account debtor located outside
                the United States which are not backed by a bank letter of credit assigned to the Agent (if such assignment is required by the Agent), in the possession of the Agent and acceptable to the Agent in all respects, in its sole discretion; provided, however, that, Accounts due and owing from Siemens, Bosch, Delco, Ford, Texas Instruments, Polaroid, 3M, Hewlett Packard and Motorola which satisfy all other requirements of this definition (including without limitation clause (xiii)), shall not be deemed ineligible because of this clause;

                        (vi) Accounts owed by an account debtor that is
                insolvent, the subject of bankruptcy proceedings or has gone out of business;

                        (vii) Accounts owed by a shareholder, Subsidiary,
                Affiliate, officer or employee of the Borrower or IFT;

                        (viii) Accounts not subject to a duly perfected security
                interest in the Agent's favor or which are subject to any lien, security interest or claim in favor of any Person other than the Agent including without limitation any payment or performance bond;

                        (ix) Accounts owned by IFT until the Agent has received
                evidence satisfactory to it of the perfection and priority of its security interest in such Accounts;

                        (x) that portion of Accounts that has been restructured,
                extended, amended or modified;

                        (xi) that portion of Accounts that constitutes
                advertising, finance charges, service charges or sales or excise taxes;

                        (xii) Accounts owed by an account debtor, regardless of
                whether otherwise eligible, if 10% or more of the total amount due under Accounts from such debtor is ineligible under clauses
                (i), (ii) or (x) above, provided, however, that the Agent may from time to time in its sole discretion exclude from the operation of this clause (xii) those Accounts that the Agent designates; and;

                        (xiii) Accounts, or portions thereof, otherwise deemed
                ineligible by the Agent in its sole discretion."

                "`Eligible Equipment' means all Equipment owned by the Borrower or IFT for which the Agent has evidence satisfactory to it that such Equipment is free and clear of any other lien, security interest or encumbrance other than the Security Interest in favor of the Agent and the security interest granted by IFT."

                "`Eligible Inventory' means all Inventory of the Borrower or IFT, at the lower of cost or market value as determined in accordance with GAAP; provided, however, that the following shall not in any event be deemed Eligible Inventory:

                        (i) Inventory that is: in-transit (provided that goods
                in transit in the ordinary course of business between the Borrower's facilities in Brown and Marshall Counties, South Dakota, its facilities in Rice and Dakota Counties, Minnesota and Boulder County, Colorado shall not be excluded by this clause); located at any warehouse, job site or other premises not approved by the Agent in writing; located outside of the states, or localities, as applicable, in which the Agent has filed financing statements to perfect a first priority security interest in such Inventory; covered by any negotiable or non-negotiable warehouse receipt, bill of lading or other document of title not in the Agent's possession; on consignment from or to any Person or subject to any bailment;

                        (ii) Supplies, packaging, maintenance parts or sample
                Inventory;

                        (iii) Inventory that is damaged, obsolete, slow moving
                or not currently saleable in the normal course of the Borrower's or IFT's operations;

                        (iv) Inventory that the Borrower or IFT has returned,
                has attempted to return, is in the process of returning or intends to return to the vendor thereof;

                        (v) Inventory that is perishable or live;

                        (vi) Inventory manufactured by the Borrower or IFT
                pursuant to a license unless the applicable licensor has agreed in writing to permit the Agent to exercise its rights and remedies against such Inventory; provided, however, that all Inventory manufactured using Sidrabe Technology shall not be deemed ineligible under this clause (vi) until the 91st day after the date of this Agreement or such later date as the Agent may agree to in its sole discretion;

                        (vii) Inventory that is subject to a security interest
                in favor of any Person other than the Agent;

                        (viii) Inventory owned by IFT until the Agent has
                received evidence satisfactory to it of the perfection and priority of its security interest in such Inventory; and

                        (ix) Inventory otherwise deemed ineligible by the Agent
                in its sole discretion."

                "`Equipment', of any Person, means all of that Person's equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically (without limitation) the goods described in any equipment schedule or list herewith or hereafter furnished to the Agent by that Person."

                "`IFT' means International Flex Technologies, Inc. a [_Delaware_] corporation."

                "`Income Tax Expense' means the Borrower's consolidated state and federal income tax liability."

                "`Inventory', of any Person, means all inventory owned by that Person, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located."

                "`Liquidity Reserve' means $5,000,000."

                "`Margin' means two percent (2.0%) unless the Borrower's audited financial statements show that the Borrower has achieved Pre-Tax Net Income of $5,000,000 for the fiscal year ended December 31, 2001, in which case, effective as of the first day of first month following acceptance of such financing statements by the Agent, "Margin" means one percent (1.0%)."

                "`Maturity Date' means June 1, 2002."

                "`Merger' has the meaning given in Paragraph 2(a)(i) of the Eighth Amendment."

                "`Note Purchase Agreement' has the meaning given in Paragraph 2(a)(iv) of the Eighth Amendment."

                "Pre-tax Net Income" as of a given date means consolidated fiscal year-to-date net income from operations inclusive of charges incurred for restructuring and before Income Tax Expenses.

                "`Revolving Floating Rate' means an annual rate equal to the Prime Rate plus the Margin, which rate shall change when and as the Prime Rate changes."

                "`Term Floating Rate' means an annual rate equal to the Prime Rate plus the Margin, which rate shall change when and as the Prime Rate changes."

                "`UCC' means the Uniform Commercial Code as in effect from time to time (including after July 1, 2001) in the state designated in
        Section 10.17 of the Credit

        Agreement as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion hereof."

                2. Consent to Transaction.

                (a) The Borrower has requested that the Lenders and the Agent amend their consent given in the Seventh Amendment and consent to:

                        (i) the merger of Holdings and Merger Sub with Holdings
                being the survivor, pursuant to the Acquisition Agreement (the "Merger");

                        (ii) the issuance by the Borrower of approximately
                9,691,978 million shares of its common stock in connection with the Merger;

                        (iii) the issuance by the Borrower of approximately
                8,073,571 shares of its Series G preferred stock and approximately 9,783,571 of its common stock for $25,000,000 pursuant to a Stock Purchase Agreement (the "Series G Agreement") by and among the Borrower, Ampersand, Ampersand Companion and Morgenthaler (the "Series G Issuance"); and

                        (iv) the issuance by the Borrower of $6,500,000 of
                promissory notes (the "Morgenthaler Notes") and warrants to purchase up to approximately 1,526,814 shares of its common stock, pursuant to an Amended and Restated Subordinated Notes and Warrant Purchase Agreement (the "Note Purchase Agreement") by and among, the Borrower, Morgenthaler, Ampersand and Ampersand Companion;

                (b) The Lenders and the Agent hereby consent to the events described in Subparagraph (a) on the following conditions:

                        (i) Unless the Agent and the Required Lenders otherwise
                consent, the documents finally executed and delivered by the Borrower and its Subsidiaries in connection with the transactions described in Subparagraph (a) shall not be materially different from the drafts of such documents delivered to the Agent before the date of this Amendment. The Agent shall receive copies of all fully executed documents promptly after their execution and delivery.

                        (ii) Not later than simultaneously with the occurrence
                of the Merger, Holdings and each of its Subsidiaries shall execute and deliver to the Agent for the benefit of the Lenders, an unlimited guaranty of the Obligations, a security agreement granting the Agent a security interest over all of its personal property assets and such financing statements as the Agent may reasonably request to perfect such security interest.

                        (iii) Unless the Agent and the Required Lenders
                otherwise so consent in advance and in writing, the Morgenthaler Notes shall at all times be unsecured.

                        (iv) Not later than simultaneously with the first
                issuance of any Morgenthaler Notes, the holders of such notes (the "Holders") and the Agent shall execute and deliver a subordination agreement pursuant to which, among other things, the Holders agree:

                                (A) that the Morgenthaler Notes shall at all
                        times remain unsecured;

                                (B) that any financial covenants imposed by the
                        Holders on the Borrower shall be no more restrictive than those imposed by the Credit Agreement;

                                (C) that the Holders will notify the Agent of
                        the occurrence of any Event of Default (as defined in the Note Purchase Agreement) not later than simultaneously with notice given to the Borrower;

                                (D) that the Holders will notify the Agent of
                        their intent to exercise any rights or remedies under the Note Purchase Agreement at least ten (10) days before any such exercise;

                                (E) that upon receipt of notice from the Agent,
                        the Holders will not exercise any right or remedy they may otherwise be able to exercise for a period of 180 days including any right to accelerate, provided that only one such notice may be delivered in any period of 365 days;

                                (F) that, except as provided in clause (E), if
                        the Lenders accelerate the Obligations, the Holders may accelerate the Morgenthaler Notes;

                                (G) that the Holders shall have the ability to
                        vote their interests in a bankruptcy of the Borrower;

                                (H) that the Holders shall not be obligated to
                        pay over to the Lenders any amounts received on account of the Morgenthaler Notes in a bankruptcy of the Borrower; and

                                (I) that such subordination agreement shall run
                        in favor of the Agent, the Lenders and any other lender or group of lenders providing a senior secured credit facility to the Borrower.

                        (v) That the sources and uses of cash in connection with
                the transactions described in Subparagraph (a) are as set forth on Exhibit B to this Amendment.

        3. Consent to Change of Fiscal Year End. The Lenders and the Agent consent to the Borrower's changing its fiscal year end to December 31st.

        4. Payment of Term Notes. Section 2.10 of the Credit Agreement is amended to read as follows:

                Section 2.10 Payment of Term Notes. The principal of the Term Notes will be payable in aggregate equal monthly installments of $205,130 beginning January 1, 1999 and on the first day of each month thereafter until the Termination Date at which time the outstanding principal balance of the Term Notes and all interest accrued thereon shall be due and payable in full. In addition, the Agent shall obtain, at the Borrower's expense, an appraisal of the Eligible Equipment and all equipment owned by all Subsidiaries of the Borrower following the Merger (the "Combined Equipment"). If the aggregate outstanding principal balance of the Term Notes exceeds 75% of the orderly liquidation value of the Combined Equipment as shown on such appraisal, upon demand by the Agent, the Borrower shall immediately prepay the Term Notes in the amount of such excess together with any prepayment fee owed pursuant to Section 2.16.

        5. Prepayment Fees. Section 2.16 of the Credit Agreement is amended to read as follows:

                Section 2.16 Termination, Facility Amount Reduction and Prepayment Fees; Waiver of Termination, Prepayment and Facility Amount Reduction Fees.

                        (a) TERMINATION AND REVOLVING FACILITY AMOUNT REDUCTION
                FEES. If the Borrower or the Lenders (during a Default Period) terminates the Credit Facility as of a date other than the Maturity Date, or the Borrower reduces the Revolving Facility Amount of any Lender, the Borrower shall pay the affected Lender(s) a fee in an amount equal to one percent of the Revolving Facility Amounts (or the reduction, as the case may be).

                        (b) PREPAYMENT FEES - TERM FACILITY. If the Term Notes
                are prepaid, the Borrower shall pay to the Lenders a fee in an amount equal to one percent of the amount so prepaid.

        6. Financial Covenants. Sections 6.18 through 6.21 and 7.12 of the Credit Agreement are amended to read as set forth below.

                "Section 6.18 Minimum Cash Flow Available for Debt Service. The Borrower will achieve Cash Flow Available for Debt Service, determined as at the end of each fiscal quarter, at not less than the amount set forth opposite such quarter:

             Fiscal Quarter Ending on              Minimum Cash Flow
                    or about                  Available for Debt Service
             ------------------------         --------------------------
                 March 31, 2001                      $12,600,000
                 June 30, 2001                       $12,900,000
               September 30, 2001                    $13,900,000
               December 31, 2001                     $17,000,000

                "Section 6.19 Minimum Debt Service Coverage Ratio. The Borrower will maintain its Debt Service Coverage Ratio, determined as at the end of each quarter, at not less than the ratio set forth opposite such quarter:

             Fiscal Quarter Ending on            Minimum Debt Service
                    or about                        Coverage Ratio
             ------------------------            --------------------
                 March 31, 2001                       1.5 to 1.00
                 June 30, 2001                        1.5 to 1.00
               September 30, 2001                     1.1 to 1.00
               December 31, 2001                      1.1 to 1.00

                "Section 6.20 Minimum Pre-tax Net Income. The Borrower will achieve Pre-tax Net Income, determined as of the end of the fiscal quarter described below, of not less than the amount set forth opposite such fiscal quarter:

             Fiscal Quarter Ending on               Minimum Pre-tax
                    or about                          Net Income
             ------------------------               ---------------
                 March 31, 2001                       $(4,000,000)
                 June 30, 2001                        $(8,225,000)
               September 30, 2001                    $(11,675,000)
               December 31, 2001                     $(12,400,000)

                "Section 6.21 - Deleted"

                "Section 7.12 Capital Expenditures. The Borrower will not, and will not permit any Subsidiary to, expend or contract to expend, in the aggregate, for Capital Expenditures during the fiscal quarters described below, amounts in excess of the amount set forth opposite such quarter in the table below. This limitation will not apply to the conversion of any existing operating leases to capital leases."

             Fiscal Quarter Ending on               Maximum Capital
                    or about                         Expenditures
             ------------------------               ---------------
                 March 31, 2001                        $5,000,000
                 June 30, 2001                        $10,000,000
               September 30, 2001                     $16,000,000
               December 31, 2001                      $16,000,000

        7. New Compliance Certificate. Exhibit F to the Credit Agreement is hereby amended in its entirety and replaced by Exhibit A to this Amendment.

        8. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

        9. Defaults. The following Events of Default exist (the "Existing Defaults"):

--------------------------------------------------------------------------------
 CREDIT AGREEMENT                     REQUIRED AS OF             ACTUAL AS OF
 SECTION/COVENANT                      11/30/2000                 11/30/2000
--------------------------------------------------------------------------------
ss.6.18 Minimum Cash Flow         Not less than $716,000          $(187,000)
Available for Debt Service
--------------------------------------------------------------------------------
ss.6.19 Minimum Debt Service      Not less than 0.23 to 1.00      (0.6) to 1.00
Coverage Ratio
--------------------------------------------------------------------------------
ss.6.20 Pre-Tax Net Income        Not less than $(2,938,000)      $(5,413,000)
--------------------------------------------------------------------------------
ss.6.21 Minimum Net Worth         Not less than $52,000,000       $49,082,000
--------------------------------------------------------------------------------

Upon the terms and subject to the conditions set forth in this Amendment, the Lenders hereby waives the Existing Defaults. This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle the Borrower to any other or further waiver in any similar or other circumstances.

        10. Amendment Fee. The Borrower shall pay the Agent as of the date hereof a fully earned, non-refundable fee in the amount of $200,000 in consideration of the Lenders' execution of this Amendment.

        11. Conditions Precedent. This Amendment, and the waiver set forth in Paragraph 9 hereof, shall be effective when the Agent shall have received an executed original hereof and payment of the fee described in Paragraph 10.

        12. Representations and Warranties. The Borrower hereby represents and warrants to the Lenders as follows:

                (a) The Borrower has all requisite corporate power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

                (b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

                (c) All of the representations and warranties contained in
        Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

        13. References. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

        14. No Other Waiver. Except as set forth in Paragraph 9, the execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lenders, whether or not known to the Lenders and whether or not existing on the date of this Amendment.

        15. Release. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lenders, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

        16. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lenders on demand for all costs and expenses incurred by the Lenders in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lenders for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lenders may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses, including without limitation the fee owed under Paragraph 10.

        17. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO BANK MINNESOTA,                    SHELDAHL, INC.
NATIONAL ASSOCIATION, as Agent


By /s/ Perry T. Larson                         By /s/ Jill Burchill
  -------------------------------                -------------------------------
  Perry T. Larson                                Jill Burchill
  Its Vice President                             Its Chief Financial Officer


WELLS FARGO BANK MINNESOTA,                    THE CIT GROUP/EQUIPMENT
NATIONAL ASSOCIATION                           FINANCING, INC.


By /s/ Perry T. Larson                         By /s/ Danny Nichols
  -------------------------------                -------------------------------
  Perry T. Larson                                Danny Nichols
  Its Vice President                             Its Assistant Vice President

                                                                           DRAFT
                                                                         1/15/01


                                                Exhibit A to Eighth Amendment to
                                                Amended and Restated Credit and
                                                Security Agreement

                             COMPLIANCE CERTIFICATE

TO:               Perry T. Larson
                  Wells Fargo Bank Minnesota, National Association

DATE:                     ,
     --------------------- -------

SUBJECT: Financial Statements

Dear Mr. Larson:

        I am the duly qualified and acting Chief Financial Officer of Sheldahl, Inc. (the "Borrower") and I am familiar with the financial statements and financial affairs of the Borrower. I am authorized to execute this Compliance Certificate on behalf of the Borrower.

        Pursuant to Section 6.1 of the Credit and Security Agreement dated as of June 19, 1998, by and among the Borrower, Wells Fargo Bank Minnesota, National Association, as agent ("Wells Fargo"; herein in such capacity, together with any party which may become the successor Agent under such Credit and Security Agreement, the "Agent"), and each of the financial institutions which are now or may hereafter become parties to such Credit and Security Agreement, as amended to date and as the same may be further amended, supplemented or restated from time to time, the "Credit Agreement"), enclosed are an unaudited balance sheet and statements of income and retained earnings of the Borrower, as of ___________, ____ (the "Reporting Date"), and for the year-to-date period ending on the Reporting Date. All terms used in this Compliance Certificate shall have the meanings given in the Credit Agreement.

        The balance sheet and statements of income and retained earnings fairly present the financial condition of the Borrower as of the date thereof. They have been prepared in accordance with GAAP.

        I hereby certify to the Lenders as follows:

        [ ] The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement.

        [ ] The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect thereto.

        I further certify to the Lenders as follows:

        1. Minimum Cash Flow Available for Debt Service. Pursuant to Section
6.18 of the Credit Agreement, as of the Reporting Date, the Borrower's Cash Flow Available for Debt Service was $_____________, which [ ] satisfies [ ] does not satisfy the requirement that such amount be no less than $_____________________ as set forth in the table below:

             Fiscal Quarter Ending on               Minimum Cash Flow
                    or about                    Available for Debt Service
             ------------------------           --------------------------
                 March 31, 2001                        $12,600,000
                 June 30, 2001                         $12,900,000
               September 30, 2001                      $13,900,000
               December 31, 2001                       $17,000,000

        2. Minimum Debt Service Coverage Ratio. Pursuant to Section 6.19 of the Credit Agreement, as of the Reporting Date, the Borrower's Debt Service Coverage Ratio was _____ to 1.00 which [ ] satisfies [ ] does not satisfy the requirement that such ratio be no less than ______ to 1.00 on the Reporting Date as set forth in table below:


             Fiscal Quarter Ending on              Minimum Debt Service
                    or about                          Coverage Ratio
             ------------------------              --------------------
                 March 31, 2001                         1.5 to 1.00
                 June 30, 2001                          1.5 to 1.00
               September 30, 2001                       1.1 to 1.00
               December 31, 2001                        1.1 to 1.00

        3. Minimum Pre-tax Net Income. Pursuant to Section 6.20 of the Credit Agreement, the Borrower's Pre-tax Net Income as of the Reporting Date, was $____________, which [ ] satisfies [ ] does not satisfy the requirement that such amount be not less than $_____________ during such period as set forth in table below:

             Fiscal Quarter Ending on                 Minimum Pre-tax
                    or about                            Net Income
             ------------------------                 ---------------
                 March 31, 2001                         $(4,000,000)
                 June 30, 2001                          $(8,225,000)
               September 30, 2001                      $(11,675,000)
               December 31, 2001                       $(12,400,000)

        4. Capital Expenditures. Pursuant to Section 7.12 of the Credit Agreement, for the fiscal quarter ending on the Reporting Date, the Borrower and its Subsidiaries have expended or contracted to expend for Capital Expenditures, $__________________ in the aggregate, excluding the conversion of any existing operating leases to capital leases, which [ ] satisfies [ ] does not satisfy the requirement that such expenditures not exceed in the aggregate the amount set forth below for such fiscal quarter:



             Fiscal Quarter Ending on                 Maximum Capital
                    or about                           Expenditures
             ------------------------                 ---------------
                 March 31, 2001                          $5,000,000
                 June 30, 2001                          $10,000,000
               September 30, 2001                       $16,000,000
               December 31, 2001                        $16,000,000

Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

                                        SHELDAHL, INC.


                                        By
                                          --------------------------------------
                                          Its Chief Financial Officer

                                                Exhibit B to Eighth Amendment to
                                                Amended and Restated Credit and
                                                Security Agreement

                            SOURCES AND USES OF CASH

The table below sets out the sources and uses of cash in connection with the transaction described in Paragraph 2(a) of the Eighth Amendment to the Credit Agreement.


---------------------------------------|----------------------------------------
                 SOURCES               |                  USES
--------------------|------------------|--------------------|-------------------
                    |                  |                    |
--------------------|------------------|--------------------|-------------------
                    |                  |                    |
--------------------|------------------|--------------------|-------------------
                    |                  |                    |
--------------------|------------------|--------------------|-------------------





                          [to be completed by Borrower]